EXHIBIT 99.1

NC Office 19720 Jetton Road, 3rd Floor Cornelius, NC 28031 Tel: 704-897-8336 Fax: 704-919-5089

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Jacksam Corporation

We have audited the accompanying balance sheets of Jacksam Corporation. (“the Company”) as of December 31, 2017 and 2016 the related statement of operations, stockholders’ deficit, and cash flow for the years ended December 31, 2017 and 2016. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations, changes in stockholders’ deficit and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ L&L CPAS, PA L&L CPAS, PA

Certified Public Accountants

Cornelius, NC

The United States of America

July 31, 2018

The firm has served this client since January 2018.

www.llcpas.net

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Jacksam Corporation

Balance Sheet

As of December 31, 2017 and 2016

	2017	2016
Assets

Current Assets:
Cash	$1,146,374	$-
Inventory	124,121	86,574
Marketable securities	200,004	-
Total Current Assets	1,470,499	86,574

Property and Equipment, net	15,413	11,138
Other Assets	2,461	-

Total Assets	$1,488,373	$97,712

Liabilities and Stockholders (Deficit)

Current Liabilities:
Accounts Payable and Accrued Expenses	133,160	50,623
Cash Overdraft	-	1,082
Deferred Revenue	200,852	47,625
Notes Payable	165,000	267,184
Total Current Liabilities	499,012	366,514

Long-Term Liabilities:
Convertible Notes Payables	1,643,500	-
Total Long-Term Liabilities	1,643,500	-

Total Liabilities	2,142,512	366,514

Stockholders' Deficit:
Common Stock - Series A, 600,000 authorized, $0.0001 par value, 139,309 and 109,812 shares issued and outsanding, respectively	14	11
Common Stock - Series B, 400,000 authorized, $0.0001 par value, 0 shares issued and outsanding	-	-
Additional Paid-In Capital	1,925,471	985,839
Accumulated Deficit	(2,579,624)	(1,254,652)
Total Stockholders' Deficit	(654,139)	(268,802)

Total Liabilities, and Stockholders' Deficit	$1,488,373	$97,712

The accompanying notes are an integral part of these financial statements

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Jacksam Corporation

Statements of Operations

Years ended December 31, 2017 and 2016

	December 31, 2017	December 31, 2016

Sales	$1,569,456	$750,535

Cost of Sales	(1,248,919)	(539,200)

Gross Profit	320,537	211,335

Operating Expenses
Selling, general and administrative expenses	1,025,982	607,180
Stock based compensation	543,479	274,145
Depreciation and amortization	1,066	1,615
Total operating expenses	1,570,527	882,940

(Loss) from operations	(1,249,990)	(671,605)

Other (Expense)
Interest expense	(74,982)	(91,248)
Other expense	-	(5,000)
Total other (Expense)	(74,982)	(96,248)

Net Loss	$(1,324,972)	$(767,853)

The accompanying notes are an integral part of these financial statements

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Jacksam Corporation

Statements of Operations

Years ended December 31, 2017 and 2016

	Common Stock, $.0001 Par Value		Treasury Stock, $.0001 Par Value		Paid-In	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance, December 31, 2015	104,100	$10	-	$-	$283,048	$(486,799)	$(203,741)

Stock based compensation	350	-	-	-	41,962	-	41,962

Capital contribution	-	-	-	-	11,685	-	11,685

Common stock issued in exchange for principal and interest due	5,362	1	-	-	374,999	-	375,000

Options expense	-	-	-	-	274,145	-	274,145

Net loss	-	-	-	-	-	(767,853)	(767,853)

Balance, December 31, 2016	109,812	11	-	-	985,839	(1,254,652)	(268,802)

Common stock issued, net of issuance cost	10,000	1	-	-	399,999	-	400,000

Warrants expense	-	-	-	-	50,783	-	50,783

Common stock issued in exchange for convertible notes and interest	1,437	-	-	-	100,000	-	100,000

Repurchase of common stock	(28,000)	(3)	28,000	110,000	(109,997)	-	-

Stock based compensation	46,060	5	(28,000)	(110,000)	180,948	-	70,953

Convertible debt imputed interest	-	-	-	-	6,156	-	6,156

Options expense	-	-	-	-	311,743	-	311,743

Net loss	-	-	-	-	-	(1,324,972)	(1,324,972)

Balance, December 31, 2017	139,309	$14	-	$-	$1,925,471	$(2,579,624)	$(654,139)

The accompanying notes are an integral part of these financial statements

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Jacksam Corporation

Statements of Cash Flows

Years ended December 31, 2017 and 2016

	2017	2016

Cash Flows from Operating Activities
Net loss	$(1,324,972)	$(767,853)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	1,066	1,614
Stock based compensation	543,479	316,107
Imputed interest	6,156	-
Contributed services	-	11,685
Net change in:
Inventory	(37,547)	(80,759)
Other assets	(2,461)	-
Accounts payable and accrued expenses	82,537	50,623
Deferred revenue	153,227	47,625

Net Cash used in Operating Activities	(578,515)	(420,958)

Cash Flows from Investing Activities
Purchase of Property and Equipment	(5,341)	-
Cash overdraft	(1,082)	1,082

Net Cash used in Investing Activities	(6,423)	1,082

Cash Flows from Financing Activities
Proceeds from convertible notes payable	1,743,500	250,000
Payments on convertible notes payable	-	(25,000)
Proceeds from notes payable	-	548,451
Payments on notes payable	(102,184)	(358,967)
Repurchase of common stock	(110,000)	-
Proceeds from the sale of common stock	199,996	-

Net cash provided by financing activities	1,731,312	414,484

Net Change in Cash and Cash Equivalents	1,146,374	(5,392)

Cash and Cash Equivalents, Beginning of Period	-	5,392

Cash and Cash Equivalents, End of Period	$1,146,374	$-

Cash Paid For:
Taxes	$-	$-
Interest	$-	$-

Non-cash transactions:
Common stock issued to settle convertible notes payable	$100,000	$375,000
Common stock issued in exchange for marketable securities	$200,004	$-

The accompanying notes are an integral part of these financial statements

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Jacksam Corp.

Notes to the Financial Statements

Note 1: Organization and Nature of Operations

Jacksam Corp. (“the Company”) is a technology company focused on developing and commercializing products utilizing a proprietary technology platform. The Company services the medical cannabis, hemp and CBD segments of the larger e-cigarette and vaporizer markets with oil vaporizer focused products. As of December 31, 2017, the Company had 2 principal product lines consisting of vape cartridges and batteries and a filling machine. Customers are primarily businesses operating in jurisdictions that have some form of cannabis legalization. These businesses include medical and recreational dispensaries, large and small scale processors and growers, and distributors. The Company expects continued growth as they take measures to invest in their own molds and intellectual property. The Company operates and sells products from the website www.Convectium.com.

Note 2: Significant Accounting Policies

The significant accounting policies set out below have been applied consistently to all periods presented in these financial statements, unless otherwise indicated:

a)	Basis of Preparation

The accompanying financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) under the accrual basis of accounting.

b)	Basis of Measurement

These financial statements are presented in US dollars and are prepared on a historical cost basis, except for certain financial instruments which are carried at fair value.

c)	Use of Estimates

The preparation of financial statements is in conformity with U.S. Generally Accepted Accounting Principles and requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Such estimates and assumptions impact both assets and liabilities, including but not limited to: net realizable value of accounts receivable and inventory, estimated useful lives and potential impairment of property and equipment, estimate of fair value of share based payments and derivative liabilities, estimates of fair value of warrants issued and recorded as debt discount and estimates of the probability and potential magnitude of contingent liabilities. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future nonconforming events. Accordingly, actual results could differ significantly from estimates.

d)	Risks and Uncertainties

The Company’s operations are subject to risk and uncertainties including financial, operational, regulatory and other risks including the potential risk of business failure. The Company has experienced, and in the future, expects to continue to experience, variability in its sales and earnings. The factors expected to contribute to this variability include, among others, (i) the uncertainty associated with the commercialization and ultimate success of the product, (ii) competition inherent at large national retail chains where product is expected to be sold, (iii) general economic conditions and (iv) the related volatility of prices pertaining to the cost of sales.

e)	Cash and Cash Equivalents

Cash and cash equivalents are carried at cost and consist of cash on hand and demand deposits placed with banks or other financial institutions, and all highly liquid investments with an original maturity of three months or less.

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f)	Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the invoiced amount and do not bear interest. The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated risks by performing credit checks and actively pursuing past due accounts. The Company recognizes an allowance for losses on accounts receivable in an amount equal to the estimated probable losses net of recoveries. The allowance is based on an analysis of historical bad debt experience, current receivables aging, and expected future bad debts, as well as an assessment of specific identifiable customer accounts considered at risk or uncollectible. All amounts are deemed collectible at December 31, 2017

g)	Inventory

Inventories are stated at the lower of cost, determined on the first-in, first-out (FIFO) method or net realizable value. Cost principally consists of the purchase price (adjusted for lower of cost or market), customs, duties, and freight. The Company periodically reviews historical sales activity to determine potentially obsolete items and evaluates the impact of any anticipated changes in future demand.

At December 31, 2017 and December 31, 2016, the Company had $121,121 and $86,574 in inventory, respectively. The December 31, 2017 and 2016 inventory consisted entirely of finished goods. The Company will maintain an allowance based on specific inventory items that have shown no activity over a 24-month period. The Company tracks inventory as it is disposed, scrapped or sold at below cost to determine whether additional items on hand should be reduced in value through an allowance method. As of December 31, 2017, and December 31, 2016, the Company has determined that no allowance is required.

h)	Property, Plant and Equipment

Property and equipment is measured at cost, less accumulated depreciation, and is reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Depreciation of property and equipment is provided utilizing the straight-line method over the estimated useful lives, ranging from 5 to 7 years of the respective assets. Expenditures for maintenance and repairs are charged to expense as incurred. Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the statements of operations.

i)	Fair Value of Financial Instruments

The Company measures assets and liabilities at fair value based on an expected exit price as defined by the authoritative guidance on fair value measurements, which represents the amount that would be received on the sale of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance on fair value measurements establishes a consistent framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs, used in valuation techniques, are assigned a hierarchical level.

The following are the hierarchical levels of inputs to measure fair value:

•	Level 1 – Observable inputs that reflect quoted market prices in active markets for identical assets or liabilities.

•

Level 2 - Inputs reflect quoted prices for identical assets or liabilities in markets that are not active;

Quoted prices for similar assets or liabilities in active markets; Inputs other than quoted prices that are observable for the assets or liabilities; or inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•

Level 3 – Unobservable inputs reflecting the Company’s assumptions incorporated in valuation techniques used to determine fair value. These assumptions are required to be consistent with market participant assumptions that are reasonably available.

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The carrying amounts of the Company’s financial assets and liabilities, such as cash, prepaid expenses, other current assets, accounts payable & accrued expenses, certain notes payable and an approximate of their fair values because of the short maturity of these instruments.

Binomial Calculation model: The Company uses a binomial calculator model to determine fair market value of warrants and options issued.

j)	Revenue Recognition

The Company derives revenues from the sale of machines and product income.Sales are recognized at the time title transfers to the customers, generally upon shipment and when all the following have occurred: (1) persuasive evidence of an arrangement exists, (2) asset is transferred to the customer without further obligation, (3) the sales price to the customer is fixed or determinable, and (4) collectability is reasonably assured.

On January 1, 2017, the Company adopted the new accounting standard ASC 606, “Revenue from Contracts with Customers” and all the related amendments (“new revenue standard”) to all contracts using the modified retrospective method, while prior period amounts are not adjusted and continue to be reported in accordance with historic accounting standards under Topic 605. The adoption has had an immaterial impact to the Company’s comparative net income and as such comparative information has not been restated and continues to be reported under the accounting standards in effect for those periods. We expect the impact of the adoption of the new standard to be immaterial to the Company’s net income on an ongoing basis.

k)	Cost of Sales

Cost of sales represents costs directly related to supplies and materials, machines, freight & delivery, commissions, printing, packaging and other costs.

l)	Advertising and Marketing Expenses

Advertising & Marketing expense include cost incurred in public relations, online marketing, magazine, social networking etc.

m)	General and Administrative Expenses

General and administrative expenses include costs incurred in wages and salaries, interest expense, interest expense (loans), officer salaries etc. Operating lease expense as on December 31st, 2017 and 2016 was $45,863 and $27,685, respectively.

n)	Income Tax Provision

Since inception of the Company on August 29, 2013 through December 31, 2017, the Company was taxed as a pass-through entity for Federal and State income tax purposes as an S Corporation. For Federal and State Income Tax purposes, income and losses are passed through to the shareholders. The Company has established nexus in California and is subject to the greater of the 1.5% California tax on State taxable income or the California $800 minimum tax.

The Company does not produce, procure, manufacturer or distribute any products that contain a Schedule I substance as defined in the Controlled Substances Act (“CSA”). Therefore, the Company is not subject to Internal Revenue Code Section 280E.

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Operations in the period that includes the enactment date.

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ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

The Company has generated sales outside of California. However, due to the Company’s historical tax losses, the Company does not believe there is significant state income tax exposure outside of California. As a result, no provision for uncertain tax positions have been recorded.

For the years ended December 31, 2017 and 2016, the Company did not have any interest and penalties associated with tax positions. As of December 31, 2017 and 2016, the Company did not have any unrecognized uncertain tax positions.

o)	Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s Financial Statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

p)	Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company evaluated subsequent events through the date when the financial statements are available for issuance or July 27, 2018.

q)	Marketable Securities

We report investments in marketable equity securities, and certain other equity securities, at fair value. Unrealized gains and losses on available-for-sale investment securities are included in shareowners’ equity, net of applicable taxes and other adjustments. We currently do not have any available for sale securities.

Realized gains and losses are accounted for on the specific identification method. Unrealized gains and losses on investment securities classified as trading are included in earnings.

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We regularly review investment securities for impairment using both quantitative and qualitative criteria. If we do not expect to recover the entire cost basis of the security, we consider the security to be other-than-temporarily impaired (OTTI), and we record the difference between the security’s amortized cost basis and its recoverable amount in earnings and the difference between the security’s recoverable amount and fair value in other comprehensive income. If we intend to sell the security or it is more likely than not we will be required to sell the security before recovery of its amortized cost basis, the security is also considered OTTI and we recognize the entire difference between the security’s amortized cost basis and its fair value in earnings. For equity securities, we consider the length of time and magnitude of the amount that each security is in an unrealized loss position. If we do not expect to recover the entire amortized cost basis of the security, we consider the security to be OTTI, and we record the difference between the security’s amortized cost basis and its fair value in earnings.

r)	Recently Issued Accounting Pronouncements

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers (Topic 606),” on revenue recognition. This guidance provides that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This guidance also requires more detailed disclosures to enable users of financial statements to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The original effective date of this guidance was for interim and annual reporting periods beginning after December 15, 2016, early adoption is not permitted, and the guidance must be applied retrospectively or modified retrospectively. In July 2015, the FASB approved an optional one-year deferral of the effective date.

On January 1, 2017 the Company adopted the new accounting standard ASC 606, “Revenue from Contracts with Customers” and all the related amendments (“new revenue standard”) to all contracts using the modified retrospective method, while prior period amounts are not adjusted and continue to be reported in accordance with the Company’s historic accounting under Topic 605. The adoption of the new standard was immaterial to the Company’s net income on an ongoing basis.

In March 2016, the FASB issued ASU 2016-09, Stock Compensation, which is intended to simplify the accounting for share-based payment award transactions. The new standard will modify several aspects of the accounting and reporting for employee share-based payments and related tax accounting impacts, including the presentation in the statements of operations and cash flows of certain tax benefits or deficiencies and employee tax withholdings, as well as the accounting for award forfeitures over the vesting period. The guidance is effective for fiscal years beginning after December 15, 2016, including interim periods within that year, and will be adopted by the Company in the first quarter of fiscal 2017. The Company anticipates that the new standard will result in an increase in the number of shares used in the calculation of diluted earnings per share and will add volatility to the Company’s effective tax rate and income tax expense. The magnitude of such impacts will depend in part on whether significant employee stock option exercises occur.

In April 2015, the FASB issued Accounting Standards Update No. 2015-03, Interest—Imputation of Interest (Topic 835-30): Simplifying the Presentation of Debt Issuance Costs (“ASU 2015-03”). ASU 2015-03 requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs is not affected by ASU 2015-03. ASU 2015-03 is effective for financial statements issued for fiscal years beginning after December 15, 2016, and interim periods within those fiscal years. The Company has calculated imputed interest cost at 4% and created an accrual for the interest in 2017.

In July 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory (“ASU 2015-11”), which applies guidance on the subsequent measurement of inventory. ASU 2015-11 states that an entity should measure inventory at the lower of cost and net realizable value. Net realizable value is the estimated selling price in the ordinary course of business, less reasonable predictable costs of completion, disposal and transportation. The guidance excludes inventory measured using last in, first out or the retail inventory method. ASU 2015-11 is effective for interim and annual reporting periods beginning after December 15, 2016. The adoption of this standard had no impact our these financial statements.

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In February 2015, the FASB issued ASU 2015-02, “Consolidation (Topic 810): Amendments to the Consolidation Analysis,” which makes changes to both the variable interest model and voting interest model and eliminates the indefinite deferral of FASB Statement No. 167, included in ASU 2010-10, for certain investment funds. All reporting entities that hold a variable interest in other legal entities will need to re-evaluate their consolidation conclusions as well as disclosure requirements. This ASU is effective for annual periods beginning after December 15, 2015, including any interim period. The adoption of this standard had no impact on our financial statements.

In August 2014, the FASB issued ASU 2014-15, “Presentation of Financial Statements – Going Concern (Subtopic 205-40), effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted. This standard provides guidance about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures. The guidance is effective for annual reporting periods ending after December 15, 2016, the Company adopted this guidance on January 1, 2016. The adoption of this guidance did not have a material impact on the Company’s financial position, results of operations or cash flows.

In March 2016, the FASB issued an accounting standard update which simplifies the accounting for share-based payment transactions, inclusive of income tax accounting and disclosure considerations. This guidance is effective for fiscal and interim periods beginning after December 15, 2016 and is required to be applied retrospectively to all impacted share-based payment arrangements. We adopted this guidance on January 1, 2017. The adoption of this guidance did not have a material impact on the Company’s financial position, results of operations or cash flows.

In January 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) 2016-01, which amends the guidance in U.S. GAAP on the classification and measurement of financial instruments. Changes to the current guidance primarily affect the accounting for equity investments, financial liabilities under the fair value option, and the presentation and disclosure requirements for financial instruments. In addition, the ASU clarifies guidance related to the valuation allowance assessment when recognizing deferred tax assets resulting from unrealized losses on available-for-sale debt securities. The new standard is effective for fiscal years and interim periods beginning after December 15, 2017, and upon adoption, an entity should apply the amendments by means of a cumulative-effect adjustment to the balance sheet at the beginning of the first reporting period in which the guidance is effective. Early adoption is not permitted except for the provision to record fair value changes for financial liabilities under the fair value option resulting from instrument-specific credit risk in other comprehensive income. The Company is currently evaluating the impact of adopting this guidance.

In February 2016, the FASB issued an accounting standard update which modifies the accounting for leasing arrangements, particularly those arrangements classified as operating leases. This update will require entities to recognize the assets and liabilities arising from operating leases on the balance sheet. This guidance is effective for fiscal and interim periods beginning after December 15, 2018 and is required to be applied retrospectively to all leasing arrangements. The Company is currently assessing the effects that this guidance may have on the financial statements.

In January 2017, the FASB issued Accounting Standards Update No. 2017-01, clarifying the Definition of a Business (“ASU 2017-01”). The standard clarifies the definition of a business by adding guidance to assist entities in evaluating whether transactions should be accounted for as acquisitions of assets or businesses. ASU 2017-01 is effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Under ASU 2017-01, to be considered a business, the assets in the transaction need to include an input and a substantive process that together significantly contribute to the ability to create outputs. Prior to the adoption of the new guidance, an acquisition or disposition would be considered a business if there were inputs, as well as processes that when applied to those inputs had the ability to create outputs. Early adoption is permitted for certain transactions. Adoption of ASU 2017-01 may have a material impact on the Company’s financial statements if we enter into future business combinations.

Other pronouncements issued by the FASB or other authoritative accounting standards groups with future effective dates are either not applicable or are not expected to be significant to the Company’s financial position, results of operations or cash flows.

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Note 3: Furniture and equipment

Property and equipment consisted of the following:

	2017	2016
Furniture and Fixtures	$10,425	$7,724
Equipment	7,579	7,579
Trade Show Display	2,640	-
Total	20,644	13,303
Less: Accumulated Depreciation	(5,231)	(4,165)
Property and Equipment net	$15,413	$11,138

Depreciation expense amounted to $1,066 and $1,614 for the years ended December 31, 2017 and 2016 respectively.

Note 4: Accounts payable and accrued expenses

Accounts payable and accrued expenses consist of the following:

	2017	2016

Accounts payable	$102,249	$20,210
Credit cards payable	5,398	22,647
Accrued interest	16,766	6,966
Sales tax payable	7,147	-
Other	1,600	800
Total Accounts payable and Accrued expenses	$133,160	$50,623

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Note 5: Notes Payable

A summary of Notes Payable are as follows:

	December 31, 2017	December 31, 2016
Note payable dated August 22, 2016, bearing interest at 12% per annum, due November 22, 2016, past due at year end, paid in full July 2018	$75,000	$75,000

Note payable dated November 21, 2016, bearing interest at 12% per annum, due February 21, 2017, currently past due	90,000	90,000

Note payable dated December 16, 2016, bearing interest at 19% per annum, due January 9, 2017	-	29,000

Note payable dated July 11, 2016 for $100,000, bearing interest at 19% per annum, due January 11, 2017	-	28,533

Line of credit established in 2014 with a maximum credit limit of $81,700, with interest up to 10%	-	44,651

Total notes payable	165,000	267,184
Less: current portion	165,000	267,184
Long term portion of notes payable	$-	$-

As of December 31, 2017, and December 31, 2016, accrued interest on these loan outstanding balances for $ 16,766 and $ 6,965 respectively.

In addition to the above, in 2016 the Company borrowed and re-paid two lenders a total of $250,000 and repaid a lender $37,500 that originally loaned funds in 2015.

Note 6: Convertible Notes Payable

In December 2017, the Company issued $1,643,500 in convertible debentures to 37 investors during 2017, carrying 0% interest rate and a maturity date of three years after issuance. These convertible debentures will automatically convert upon maturity into common stock, if not converted or repaid sooner, at a conversion rate of $0.20 per share subject to certain conditions. These notes become convertible upon the closing of a reverse merger transaction. This transaction has not closed as of December 31, 2017 resulting in these notes not being convertible. The Company determined that these notes qualified as conventional convertible instruments. Further the Company evaluated the conversion feature and determined that there was no beneficial conversion feature. Imputed interest of $6,156 was calculated and accrued at 4% on ending balance of 2017 convertible debt and recorded to additional paid in capital.

In May 2017, the Company issued $100,000 of the convertible debentures that were due in October 2017. This note was converted in December 2017 into 1,437 common shares in accordance with the Convertible Promissory Note agreement.

As of December 31, 2015 the Company had convertible notes payable outstanding of $150,000. In 2016, an additional $250,000 of proceeds were received on convertible notes payable. Later in 2016, $25,000 of the balance was repaid in cash and the remaining $375,000 balance was converted to 5,362 shares of common stock.

Note 7: Income Taxes

At December 31, 2017, the Company had state net operating loss carry forwards of approximately $1,371,467 that expire in various years through the year 2037.

Due to operating losses, there is only the minimum current state income tax provision of $800 for the years ended December 31, 2017 and 2016.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amount used for federal and state income tax purposes.

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The Company’s deferred tax asset at December 31, 2017 and 2016 consists of net operating loss carry forwards calculated using state effective tax rates equating to approximately $20,572 and $11,167, respectively, plus nominal reserves not currently deductible to approximately $239 and $0, respectively, less a valuation allowance in the amount of approximately $20,733 and $11,105, respectively. Because of the Company’s lack of earnings history, the deferred tax asset has been fully offset by a valuation allowance in both 2017 and 2016. The valuation allowance increased by approximately $9,628 for the year ended December 31, 2017.

The Company’s deferred tax liabilities at December 31, 2017 and 2016 consist of fixed asset basis difference equating to approximately $78 and $62, respectively.

The Company’s total deferred tax asset as of December 31, 2017 and 2016 is as follows:

	2017	2016
Deferred Tax Assets	20,811	11,167
Valuation Allowance	(20,733)	(11,105)
Total Deferred Tax Assets	78	62
Total Deferred Tax Liabilities	(78)	(62)
Net Deferred Tax Assets (Liabilities)	-	-

On December 22, 2017, the U.S. Tax Cuts and Jobs Act (the “Tax Reform Act”) was signed into law by President Trump. The Tax Reform Act significantly revised the U.S. corporate income tax regime by, among other things, lowering the U.S. corporate tax rate from 35% to 21% effective January 1, 2018, while also repealing the deduction for domestic production activities, implementing a territorial tax system and imposing a repatriation tax on deemed repatriated earnings of foreign subsidiaries. U.S. GAAP requires that the impact of tax legislation be recognized in the period in which the law was enacted. The provisional amounts incorporate assumptions made based upon the Company’s current interpretation of the Tax Reform Act and may change as the Company receives additional clarification and implementation guidance. As the Company is taxed as an S-Corporation, the change in federal tax rates would not have an impact on the deferred tax assets or valuation allowance in place as of December 31, 2017.

On March 1, 2018, the Company filed an election to voluntarily revoke their S Corporation Election for Federal and State income tax purposes. The effective date of the revocation is January 1, 2018. Once the revocation has been approved by the Internal Revenue Service (“IRS”), the Company will be treated as a C Corporation for Federal and State income tax purposes effective January 1, 2018.

Note 8: Equity

Common Stock

The Company is authorized to issue up to 1,000,000 shares of common stock with a par value of $0.0001. The stock has been designated 600,000 shares to Series A and 400,000 shares to Series B. All shares discussed are Series A as no Series B have been issued.

For the year ended December 31, 2016:

During 2016 the Company issued Mr. Davis 350 shares for services as an officer of the Company. The total value of the issuance was $41,962.

During 2016 three Convertible Note holders converted $375,000 of Convertible Notes into a total of 5,362 shares in accordance with the agreements.

During 2016 the Company received a capital contribution from a customer amounting to $11,685.

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For the year ended December 31, 2017:

During 2017, the Company issued to Singlepoint a certificate representing ten percent (10%) of the Company Membership Interests or 10,000 shares. In consideration thereof, SinglePoint issued to the Company a certificate representing that number of shares of Singlepoint Common Stock with an aggregate value of Two Hundred Thousand Dollars ($200,000) based on the average ten previous trading day’s closing price per share as well Two Hundred Thousand Dollars ($200,000) of cash.

During 2017 one Convertible Note holders converted $100,000 of Convertible Notes into a total of 1,437 shares in accordance with the agreements.

During 2017 the Company re-purchased 28,000 shares of stock from a former officer for $110,000.

During 2017 the Company issued Mr. Davis 20,560 shares and Mr. Adams 25,500 shares of stock for services as officers of the Company. The total value of the issuance was $180,953 including the re-issuance of the shares previously purchased.

In December 2017 the Company issued convertible debentures with a 0% stated interest rate. As a result imputed interest was calculated and recorded to equity in the amount of $6,156.

Stock Options and Warrants

A summary of stock option and stock warrant information is as follows:

	Aggregate Number	Aggregate Excersie Price	Exercise Price Range	Weighted Average Excersie Price
Outstanding at December 31, 2015	2,750	$193	$0.07-$0.071	$0.07
Granted	3,655	260	$0.071	0.07
Exercised	-	-	-	-
Forfeited and cancelled	-	-	-	-
Outstanding at December 31, 2016	6,405	453	$0.07-$0.071	0.07
Granted	20,808	312	$0.001-$0.071	0.02
Exercised	-	-	-	-
Forfeited and cancelled	-	-	-	-
Outstanding at December 31, 2017	27,213	$765	$0.001-$0.071	$0.03

The weighted average remaining contractual life is approximately 1.9 years for stock options and warrants outstanding on December 31, 2017. All of the above options and warrants were fully vested at the time of issuance. Stock based compensation related to the above issuances as $362,526 and $274,145 for the years ended December 31, 2017 and 2016, respectively.

In order to determine the fair market value of options and warrants, the Company used the binomial calculation model. The key estimates used in the model were the stock price ranging from $3.96 to $75.00, expiration date up to three years, 200% volatility and discount rate for bond equivalent yield of 1.47%.

In April 2018, 10,651 options were converted into common shares.

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Note 9: Related party

In 2017, Danny Davis executive and founder of this company was paid $180,000 and was awarded 20,560 shares of the company, whereas Mark Adams president of this company was paid $15,000 and was awarded 25,500 shares. In 2016, Danny Davis had not withdrawn any salary and Mark Adams had not joined the company.

Note 10: Commitments

Employment agreement

In December 2017, the Company entered into an employment agreement with Daniel Davis and Mark Adams. As of the Effective Date, and for one year of the date therefrom, the Executive’s annual salary shall be equal to $180,000 and $120,000, respectively, per annum (the “Annual Salary”). The Annual Salary shall be paid to the Executive in equal installments in accordance with the Company’s usual payroll practices.

Executive’s Annual Salary shall increase automatically at the rate of five percent (5%) per year for four years, beginning on the anniversary date of the Effective Date. In addition to the automatic raises set forth above, the Annual Salary may also be increased from time to time by merit and general increases in amounts determined by the Board.

Performance Bonus. In addition to the Annual Salary, the Executive is eligible to earn an annual bonus of up to thirty percent (30%) of Executive’s Annual Salary (the “Performance Bonus”). The amount of the Performance Bonus will be determined in good faith by the Board, based upon the following factors:

(a)	Fifty percent (50%) of the Performance Bonus shall be based upon the achievement of the Executive’s individual objectives, as defined in writing and presented to Executive annually by the Board.

(b)	Fifty percent (50%) of the Performance Bonus shall be based upon the achievement of Company objectives – which shall include specifically, meeting or exceeding the revenue targets and other objectives as determined by the Board.

The initial set of performance objectives, both for Executive individually and for the Company, will be reasonably established by the Board within sixty (60) days of the Effective Date of this Agreement. Subsequent performance objectives, both for Executive individually and for the Company, will be reasonably established by the Board within sixty (60) days of the beginning of the calendar year to which the Performance Bonus relates. The Performance Bonus shall be paid to Executive in the first regular payroll period after the Board makes a good faith determination that such Performance Bonus has been earned, but in no event shall the Performance Bonus be paid later than March 1 of the calendar year immediately following the calendar year in which the bonus was earned.

Executive. In addition to salary, the agreement provided for the option of 1,000,000 common shares of the Company, which shall vest at a rate of 28,000 share for each full one-month period worked from the effective date. If this Agreement is terminated pursuant to written notice by company to executive on or before the date that is one year after the Effective Date, all the options shall vest and the Executive shall retain the options subject to their terms and the terms hereof. The options may contain terms providing the issuer the right to accelerate vesting and/or require the exercise of options prior to the initial public offering and listing of the issuer. The Company may arrange for the grant of additional options to the Executive from time to time based on the Executive’s performance and other relevant factors as the Board may determine in its discretion.

All options to purchase Holdings Shares granted to the Executive shall be subject to the terms of the stock option agreement pursuant to which they are granted and the terms of the stock option plan under which they are granted in effect from time to time. Shares issuable on exercise of the options shall be subject to any escrow, trading restriction, or other requirement imposed by any stock exchange or securities regulatory authority upon initial public offering or listing of the shares. The Executive shall take such steps and execute and deliver such documents as may be required to effect the foregoing.

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The Company may terminate Executive’s employment for Cause immediately upon Notice from the Company to Executive. For purposes of this Agreement, “Cause” shall mean the occurrence of any of the following: (i) Executive’s conviction of or plea of nolo contendere to any felony crime involving fraud, dishonesty, or moral turpitude; (ii) Executive’s commission of, or participation in, a fraud against the Company. In the event Executive’s employment is terminated for Cause, the Company shall have no further obligations to Executive other than to pay all compensation and expense reimbursements owing for services rendered and reasonable business expenses incurred by Executive prior to the effective date of such termination.

Upon termination of this Agreement pursuant, the Company shall provide to the Executive:

(a) A lump sum payment equal to the greater of (i) twelve (12) months’ Annual Salary at the Executive’s then-current rate, or (ii) Executive’s Annual Salary for the remainder of the Term;

(b) if applicable, to the extent permitted by the Company’s group insurance carrier and applicable law,

continued group insurance benefits coverage, together with reimbursement of the individual life insurance premium for the period of time equal to the number of months in respect of which payment is due pursuant and

(c) any other amounts (including but not limited to any earned Performance Bonus during Executive’s active employment that may be payable pursuant to this Agreement) accrued and earned by Executive prior to the effective date of termination.

If a Change of Control occurs and the Executive is not offered continued employment on a comparable basis after the Change of Control, the Executive shall be entitled to receive, within thirty (30) days after the Change of Control, a sum equivalent to twelve (12) months’ Annual Salary, plus an additional 4% of Annual Salary in lieu of benefits, and any Performance Bonus that has been earned by Executive prior to the effective date of the Executive’s termination from the Company. Thereafter, the Company shall have no further obligations to the Executive under this Agreement other than payment of any other amounts accrued as owing to the Executive under this Agreement as of the date the Change of Control occurs.

Operating Lease

In March 2017, the Company entered into an office lease located in Racho Santa Margarita, California with an initial term of 37 months. Base monthly rent is approximately $3,200 per month plus net operating expenses. A deposit equal to one-month rent was paid and the commencement of the lease. The lease can be extended for a two-year period at the then fair market value. Minimum lease payment under this arrangements for 2018, 2019 and 2020 is $47,930, $48,968 and $20,600, respectively.

Operating lease expenses for the years ended December 31, 2017 and 2016 was $45,863 and 27,685, respectively.

Note 11: Subsequent Events

In January 2018 the Company received an additional $75,000 of proceeds under the same terms as the convertible notes issued in December 2017 as discussed above.

In March 2018, the Company received an additional $1,500,000 of proceeds for the issuance of convertible notes. The notes mature one year after issuance and are convertible into approximately 3.3% of the shares outstanding based on an agreed upon conversion valuation of $45,000,000.

In April 2018, 10,651 options were converted into common shares.

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